                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          EDUTREK INTERNATIONAL, INC.
                   ----------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
                      ----------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     i)   Title of each class of securities to which transaction applies:
          _______________________________________________________________

     ii)  Aggregate number of securities to which transaction applies:
          _______________________________________________________________

     iii) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /1/
          _______________________________________________

          Set forth the amount on which the filing fee is calculated and state how it was determined.


     iv)  Proposed maximum aggregate value of transaction: ____________________

     v)   Total fee paid: _____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     i)   Amount Previously Paid: ______________________________________________

     ii)  Form, Schedule or Registration Statement No.: ________________________

     iii) Filing Party: ________________________________________________________

     iv)  Date Filed: __________________________________________________________

-----------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 April 30, 1999



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Thursday, June 10, 1999 at 10:00 a.m., Eastern Time, at the Company's offices at 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy card at your earliest convenience. Returning the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                    Sincerely,

                                    /s/ Steve Bostic
                                    --------------------------
                                    Steve Bostic
                                    Chairman of the Board
                                    and Chief Executive Officer


                 [LOGO OF EDUTREK INTERNATIONAL APPEARS HERE]

                          EDUTREK INTERNATIONAL, INC.
                          6600 Peachtree-Dunwoody Road
                                Embassy Row 500
                             Atlanta, Georgia 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 10, 1999

         To the Holders of Common Stock of EDUTREK INTERNATIONAL, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of EduTrek International, Inc., a Georgia corporation (the "Company"), will be held at the Company's offices at 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia 30328 on Thursday, June 10, 1999 at 10:00 a.m. Eastern Time for the following purposes:

(1) To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

(2) To approve the adoption of an Employee Stock Purchase Plan for the Company; and

(3) To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only shareholders of record as of the close of business on April 12, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                               By Order of the Board of Directors

                               /S/ Douglas C. Chait
                               ---------------------
                               Douglas C. Chait
                               Secretary
Atlanta, Georgia
April 30, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          EDUTREK INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 June 10, 1999
                 ______________________________________________

                                PROXY STATEMENT
                 ______________________________________________

    This proxy statement and form of proxy, which are first being mailed to shareholders on or about April 30, 1999, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of EduTrek International, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia, on Thursday, June 10, 1999, at 10:00 a.m. Eastern Time and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia 30328 and the Company's telephone number is (404) 965-8000.

    The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR the adoption of the Employee Stock Purchase Plan and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. For the purpose of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting.

    Only shareholders of record at the close of business on April 12, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of April 12, 1999, the Company had outstanding 4,384,515 shares of Class A Common Stock and 6,293,000 shares of Class B Common Stock. Each share of Class A Common Stock issued and outstanding on the Record Date is entitled to one vote while each share of Class B Common Stock issued and outstanding on the Record Date is entitled to ten votes.

    The Company's fiscal year formerly ended on May 31. In November 1998, the Board of Directors changed the Company's fiscal year-end to December 31. The Company filed a Transition Report on Form 10-K for the seven month transition period from June 1, 1998 to December 31, 1998 (the "Transition Period"). Certain information is presented in this Proxy Statement for the Transition Period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Based solely on information made available to the Company, the following table sets forth certain information as of April 12, 1999 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of any class of outstanding Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 6 of this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Steve Bostic, the Company's Chairman and Chief Executive Officer, and certain of his affiliates, are the only holders of Class B Common Stock. Such shares are entitled to ten votes per share. If at any time any shares of Class B Common Stock are beneficially owned by any person other than Mr. Bostic (or entities controlled by him) or upon his death, such shares automatically convert to an equal number of shares of Class A Common Stock.

                                                                                                           Percent of
                                                                                                          Total Voting
                                         Shares Beneficially Owned/1/           Percent of Class              Power
                                         ---------------------------         ----------------------        ----------
Beneficial Owner Class A                      Class A      Class B            Class A      Class B
Steve Bostic ............................  42,000/(2)/   6,293,000/(3)/          *         100.0%             93.6%
Wellington Management
 Company, LLP............................ 848,600/(4)/          --             19.4%          --               1.2
Wellington Trust
 Company, N.A............................ 535,600/(5)/          --             12.2           --                *
J&W Seligman & Co.
 Incorporated............................ 552,600/(6)/          --             12.6           --                *
Stratford Capital Partners, L.P./(7)/.... 444,318               --             10.1           --                *
Janus Capital Corporation................ 603,535/(8)/          --             13.8           --                *
Firstar Corporation...................... 350,050/(9)/          --              8.0           --                *
State Retirement and Pension
 System of Maryland......................255,000/(10)/          --              5.8           --                *
Stephen G. Franklin...................... 82,000/(11)/          --              1.8           --                *
Paul D. Beckham..........................  1,400/(12)/          --               *            --                *
Fred C. Davison..........................  1,400/(12)/          --               *            --                *
Ronald P. Hogan..........................  5,700/(13)/          --               *            --                *
Gaylen D. Kemp...........................  1,600/(12)/          --               *            --                *
Gerald Tellefsen.........................  3,200/(13)/          --               *            --                *
J. Robert Fitzgerald.....................  5,700/(13)/          --               *            --                *
A. Reza Jafari........................... 30,000/(14)/          --               *            --                *
Donald J. Blankers....................... 22,607/(15)/          --               *            --                *
Barbara S. Butterfield................... 11,150/(16)/          --               *            --                *
Eric R. Fliegel.......................... 10,900                --               *            --                *
All executive officers and
 directors as a group (12
 persons)................................102,150/(17)/    6,293,000             2.3%       100.0%             93.6%

----------------------
     *Less than 1%.

(1) Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying exercisable options to purchase Common Stock are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
(2) Shares held by The Bostic Family Foundation, Inc. over which Mr. Bostic exercises voting and investment power.
(3) Includes 2,866,150 shares of Class B Common Stock owned by Mr. Bostic's wife and 602,700 shares of Class B Common Stock owned by the Bostic Family Limited Partnership over which Mr. Bostic exercises voting and investment power. Mr. Bostic's business address is 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia 30328.
(4) Based upon a Schedule 13G/A dated February 9, 1999 filed by Wellington Management Company, LLP ("WMC"). Of the 848,600 shares beneficially owned, WMC reports shared voting power with respect to 483,600 shares. The
     Schedule 13G/A reports that it is filed by WMC in its capacity as investment advisor; that the referenced shares are owned of record by clients of WMC; and that those clients have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of WMC is 75 State Street, Boston, Massachusetts 02109.
(5) Based on a Schedule 13G/A dated February 11, 1999 filed by Wellington Trust Company, N.A. ("WTC"). Of the 535,600 shares beneficially owned, WTC reports shared voting power with respect to 280,600 shares. The Schedule 13G/A reports that it is filed by WTC in its capacity as investment advisor; that the referenced shares are owned of record by clients of WTC; and that those clients have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The Company make no representation as to the accuracy or completeness of the information reported. The business address of WTC is 75 State Street, Boston, Massachusetts 02109.
(6) Based upon Schedule 13G/A dated February 9, 1999 filed by J&W Seligman & Co. Incorporated ("Seligman"). The Schedule 13G/A reports that Seligman is an investment advisor for Seligman Frontier Fund, Inc. (the "Seligman Fund") and as such may be deemed to beneficially own the shares held by the Seligman Fund. In addition, the Schedule 13G/A reports that William C. Morris, as the owner of a majority of the outstanding voting securities of Seligman, may also be deemed to beneficially own the referenced shares. Of the shares reported, the Seligman Fund beneficially owns 304,000 shares. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Seligman is 100 Park Avenue, 8th Floor, New York, New York 10006.
(7) The business address of Stratford Capital Partners, L.P. is 200 Crescent Court, 16th Floor, Dallas, Texas 75201.
(8) Based upon a Schedule 13G/A dated February 12, 1999 filed by Janus Capital Corporation ("Janus Capital"). The Schedule 13G/A reports that Janus Capital beneficially owns all of the indicated shares by virtue of acting as an investment advisor, but does not have the right to receive any dividends from, or the proceeds from the sale of, the securities. The
     Schedule 13G/A is also filed on behalf of Thomas H. Bailey, who owns approximately 12.2% of Janus Capital and serves as its Chairman of the Board and President. Mr. Bailey disclaims beneficial ownership over any shares of EduTrek Common Stock that he or Janus Capital may be deemed to beneficially own. The Schedule 13G/A is also filed on behalf of Janus Enterprise Fund, a registered investment company to which Janus Capital provides investment advice, with respect to 600,000 shares out of the 603,535 beneficially owned. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Janus Capital, Janus Enterprise Fund and Thomas H. Bailey is 100 Fillmore Street, Denver, Colorado 80206.
(9) Based upon a Schedule 13G dated February 16, 1999 filed by Firstar Corporation ("Firstar"). The Schedule 13G states that Firstar has sole voting power with respect to 349,100 shares and shared voting power with respect to 950 shares. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Firstar is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.
(10) Based upon a Schedule 13G dated February 10, 1999 filed by the State Retirement and Pension System of Maryland ("SRPSM"). The Schedule 13G states that SRPSM has sole voting and shared dispositive power with respect to the shares. The 13G also states that Wellington Management Company, LLP acts as investment advisor to SRPSM. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of SRPSM is 301 West Preston Street, Room 901-A, Baltimore, Maryland 21201.
(11) Includes 77,000 shares of Class A Common Stock subject to presently exercisable stock options granted pursuant to Mr. Franklin's employment agreement. Dr. Franklin resigned as an officer and director of the Company effective April 19, 1999.
(12) Includes 1,400 shares of Class A Common Stock subject to presently exercisable stock options.
(13) Includes 700 shares of Class A Common Stock subject to presently exercisable stock options.
(14) Represents shares subject to presently exercisable stock options.
(15) Includes 8,600 shares of Class A Common Stock subject to presently exercisable stock options.
(16) Includes 8,800 shares of Class A Common Stock subject to presently exercisable stock options.
(17) Includes 42,300 shares of Class A Common Stock subject to presently exercisable stock options.

    There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at eight, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

    Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.

    The following persons have been nominated by management for election to the Board of Directors:

    Steve Bostic, age 55, has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in July 1996. Since October 1996, Mr. Bostic has also served on the Governing Board of American Intercontinental University ("AIU"), and since June 1997, Mr. Bostic has served as the President of AIU. Prior to founding the Company in 1996, from 1993 to 1996, Mr. Bostic was the Chairman of the Board of EduTrek Systems, Inc. and, from 1989 to 1993, Mr. Bostic was the Chairman of the Board of Delphi Technology, Inc., a company specializing in the scientific development and application of cognitive-based learning systems. Mr. Bostic was the principal owner and Chairman of American Photo Group, an operator of consumer photo processing labs, from 1981 to 1987. In addition, Mr. Bostic serves as a member of the Board of Trustees of Presbyterian College, the Dean's Advisory Council of the Indiana University School of Business and the Board of the School of Public Policy at Georgia Institute of Technology. Mr. Bostic has more than ten years of experience in the educational arena.

    Paul D. Beckham, age 55, has served as a Director of the Company since June 1997. Mr. Beckham currently serves as a consultant to Wireless Communications, Inc., and since 1993 has been the co-owner of Hope-Beckham, Inc., a sports marketing firm. From 1970 to 1993, Mr. Beckham served in various capacities with Turner Broadcasting System, Inc., including most recently, President of Turner Cable Sales, a wholly-owned subsidiary of Turner Broadcasting System, Inc.

    Fred C. Davison, age 69, has served as a Director of the Company since June 1997 and has served on AIU's Governing Board since October 1996. Dr. Davison has a Ph.D. in biochemistry and pathology and has served as the President and Chief Executive Officer of the National Science Foundation, Augusta, Georgia since 1988. From July 1967 through June 1986, Dr. Davison served as the President of the University of Georgia. Dr. Davison is currently a member of the Board of Trustees of Presbyterian College as well as a member of the Board of Directors of First Union Bank of Georgia, the Augusta Chamber of Commerce and the Business Higher Education Forum.

    Gaylen D. Kemp, age 46, has served as a Director of the Company since June 1997 and has served on AIU's Governing Board since October 1996. Ms. Kemp has been Of Counsel in the Atlanta, Georgia office of the law firm of Dow, Lohnes & Albertson since January 1996. From 1987 to December 1995, Ms. Kemp was a partner in the law office of Dow, Lohnes & Albertson practicing with a focus on mergers and divestitures, financial transactions and public and private securities offerings. Ms. Kemp has been a member of the Executive Committee of the Corporate and Banking Law Section of the State Bar of Georgia since 1989 and served as Chairperson of the Section from 1993 to 1994. Ms. Kemp is currently a member of the Executive Committee of the Board of Directors of the Atlanta Legal Aid Society.

    J. Robert Fitzgerald, age 59, has served as a Director of the Company since October 1997. Mr. Fitzgerald retired as Vice President - Corporate Responsibility and Compliance with BellSouth Corporation in October 1996. Mr. Fitzgerald served in various capacities with BellSouth and its predecessors from 1970 to 1996. Since his retirement, Mr. Fitzgerald has been involved in numerous civic activities.

    Ronald P. Hogan, age 58, has served as a Director of the Company since October 1997. Since August 1995, Mr. Hogan has served as President and Chief Executive Officer of Saint Joseph's Health System, Atlanta, Georgia. From April 1994 to August 1995, Mr. Hogan was an investment advisor with the Wilkinson Group, Atlanta, Georgia.

    Gerald Tellefsen, age 60, has served as a Director of the Company since October 1997. Since 1984, Mr. Tellefsen has been Chief Executive Officer of the Tellefsen Consulting Group, Inc., a company based in New York City which serves as a consultant to the financial industry.

    A. Reza Jafari, age 51, was appointed as a director on April 21, 1999 to fill the vacancy on the Board of Directors created by the April 19, 1999 resignation of Steven G. Franklin. Dr. Jafari was also elected as President and Chief Operating Officer on April 21, 1999. Prior to joining the Company, Dr. Jafari was Managing Director of Media and Communications Industries for Electronic Data Systems, Inc. ("EDS") in Europe, Middle East and Africa. Dr. Jafari held a variety of management positions since joining EDS in 1990.

    Stephen G. Franklin, who served as a director and as President and Chief Academic Officer of the Company since 1997, resigned from those positions effective April 19, 1999. He is not nominated for election as a director at the 1999 Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Committees of the Board and Meetings

    The Company's Board of Directors presently has the following standing committees:

    (A) The Audit Committee, currently composed of Ms. Kemp and Messrs. Beckham and Davison. The Audit Committee, which held two meetings during the Transition Period, is responsible for reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments.

    (B) The Compensation Committee, currently composed of Ms. Kemp and Messrs. Fitzgerald and Tellefsen. The Compensation Committee, which held two meetings during the Transition Period, is responsible for reviewing and making recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company.

    The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

    During the Transition Period, the Board of Directors held a total of two meetings and acted once by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he or she served during the Transition Period.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during Transition Period, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four next most highly compensated officers whose cash compensation during the 12-month period ended December 31, 1998 exceeded $100,000 (the "Named Executive Officers"), for (i) the 12-month period ended December 31, 1998, (ii) fiscal 1998, which ended May 31, 1998, and (iii) fiscal 1997, which ended May 31, 1997. The Company was organized in July 1996 and had only minimal operations prior to October 1996.

                           Summary Compensation Table

                                                                                               Long-Term
                                                             Annual                           Compensation
                                                           Compensation                         Awards
                                                        -------------------                   ------------
                                                                                Securities
                                                                                Underlying      All Other
Name and Principal Position           Period            Salary        Bonus      Options     Compensation/(1)/
---------------------------           ------            ------        -----    -----------   ----------------
Steve Bostic                     12/31/97-12/31/98    $250,007/(2)/       --           --             --
  Chairman and Chief             Fiscal 1998           250,000            --           --             --
     Executive Officer           Fiscal 1997/(3)/      166,667            --           --             --
Stephen G. Franklin/(4)/         12/31/97-12/31/98    $198,126/(5)/  $95,000           --         $3,163
  President and Chief            Fiscal 1998           186,261        50,000           --          3,954
     Academic Officer            Fiscal 1997/(3)/       27,500            --      140,000

Donald J. Blankers               12/31/97-12/31/98    $137,032 /(7)/      --        3,000         $2,398
 Chief Financial Officer/(6)/    Fiscal 1998           135,844            --        3,000          2,853
                                 Fiscal 1997/(3)/       93,958            --       14,000
Barbara S. Butterfield           12/31/97-12/31/98    $135,007 /(8)/ $25,000       14,000             --
 Senior Vice President,          Fiscal 1998           124,439            --       14,000             --
      Human Resources            Fiscal 1997                --            --       16,000             --
Eric R. Fliegel/(9)/             12/31/97-12/31/98    $164,983/(10)/ $25,000           --         $1,937
 Chief Information Officer       Fiscal 1998           123,773            --           --            473
                                 Fiscal 1997                --            --       14,000

----------------

(1) Represents matching contribution paid by the Company under the Company's profit sharing plan.
(2) Includes $104,167 of salary which is also included in the salary amount listed for fiscal 1998.
(3)  Represents only a portion of fiscal 1997.
(4) Dr. Franklin resigned as an officer and director of the Company effective April 19, 1999.
(5) Includes $80,636 of salary which is also included in the salary amount listed for fiscal 1998.
(6) Mr. Blankers ceased to be an executive officer of the Company in September 1998.
(7) Includes $57,094 of salary which is also included in the salary amount listed for fiscal 1998.
(8) Includes $56,250 of salary which is also included in the salary amount listed for fiscal 1998.
(9)  Mr. Fliegel resigned all positions with the Company on November 30, 1998.
(10) Includes $56,250 of salary which is also included in the salary amount listed for fiscal 1998.

Employment and Noncompetition Agreement

    On March 21, 1997, the Company and Stephen G. Franklin, Sr. entered into an Employment Agreement. Dr. Franklin served as the President and Chief Academic Officer of the Company and as a member of the Company's Board of Directors. Dr. Franklin resigned these positions with the Company effective April 19, 1999.
The Employment Agreement had a five year term and provided for a base annual salary of $165,000. Under the terms of the Employment Agreement, Dr. Franklin's salary was required to be increased annually by an amount not less than the percentage increase in the consumer price index. Dr. Franklin was further entitled to receive certain performance bonuses based on the performance of AIU's business schools, the Company's financial performance and Dr. Franklin's achievement of certain business objectives. The Employment Agreement also provided that Dr. Franklin be granted an option to purchase 105,000 shares of the Company's Class A Common Stock to vest in equal increments over a period of five years. In addition, the Employment Agreement provided that Dr. Franklin was to be granted options to purchase up to an additional 35,000 shares of Class A Common Stock, the vesting of which was to be contingent on the Company's obtaining certain financial goals. By virtue of these provisions, Dr. Franklin was granted an aggregate of 140,000 options, of which 77,000 had vested and 63,000 were forfeited upon his resignation. By virtue of the termination of the Employment Agreement, Dr. Franklin is entitled to continue to receive his base salary for twelve months. The Employment Agreement contained additional provisions restricting Dr. Franklin's ability to compete with the Company and solicit its employees. The Employment Agreement further obligated Dr. Franklin to protect the confidentiality of the Company's proprietary information following termination of his employment.

Options

    No options were granted during the Transition Period to the Named Executive Officers.

    The following table presents information regarding stock options exercised by the Named Executive Officers during the Transition Period and the value of options outstanding at December 31, 1998.

                                       Aggregated Option Exercises in Transition Period and
                                                   Fiscal Year-End Option Values

                                                                            Number of Securities           Value of Unexercised
                                                                       Underlying Unexercised Options      In-the-Money Options
                                 Shares Acquired                             at Fiscal Year-End             at Fiscal Year-End
Name                              on Exercise       Value Realized       Exercisable/Unexercisable       Exercisable/Unexercisable
----                             ---------------    --------------     ------------------------------    -------------------------
Steve Bostic                             --                --                           0/0                  $            0/$0
Stephen G. Franklin/(1)/              4,000           $20,539                 66,000/70,000                  $328,588/$348,502
Donald J. Blankers/(2)/                  --                --                  2,800/14,200                  $  13,940/$70,696
Barbara S. Butterfield                1,800           $12,786                  1,000/27,200                  $  4,979/$135,418
Eric R. Fliegel/(3)/                     --                --                       8,400/0                  $       41,820/$0

___________

(1) Dr. Franklin resigned as an officer and director of the Company effective April 19, 1999.
(2) Mr. Blankers ceased to be an executive officer of the Company in September 1998.
(3) Mr. Fliegel resigned all positions with the Company effective November 30, 1998.

Compensation of Directors

     Non-management directors of the Company receive an annual retainer of $5,000 and are entitled to receive awards under the Company's 1997 Incentive Plan. Directors are not separately compensated for serving on the Committees of the Board of Directors and no director who is an officer or employee of the Company receives compensation for services rendered as a director.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Gaylen D. Kemp, J. Robert Fitzgerald and Gerald Tellefsen. During the Transition Period, none of such individuals engaged in transactions with the Company requiring disclosure.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Steve Bostic, the Chairman and Chief Executive Officer of the Company, and Stephen G. Franklin, Sr., the former President and Chief Academic Officer and a former director of the Company, were both members of, and served as independent sales agents for, EduTrek Partners, LLC ("EduTrek Partners") during the Transition Period. The Company has engaged EduTrek Partners to assist it in marketing and selling corporate education programs. The Company has agreed to pay EduTrek Partners or the independent sales agents employed by EduTrek Partners, a commission ranging from 10% to 30% of the net revenues derived from corporate education program accounts secured by EduTrek Partners for the independent sales agents on behalf of the Company. During the Transition Period, Mr. Bostic earned an aggregate of $23,100 in commissions (which have net yet been paid) from the Company for such sales.

     It is the policy of the Company not to enter into any transaction with a related party, without the approval of a majority of disinterested directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company, and information with respect to compensation paid to such persons during the last fiscal year.

     The Compensation Committee of the Board of Directors is composed of three non-employee directors of the Company. It is the Committee's responsibility to make decisions or develop recommendations for the Board of Directors regarding the salaries, bonuses and other compensation of the chief executive and other executive officers of the Company and to administer, along with the Board of Directors, the Company's incentive plan through which executives may receive long-term incentive compensation.

     The Compensation Committee utilizes the following compensation principles to link the individual compensation elements into an integrated compensation strategy: a compensation structure that has a direct relationship between pay levels and corporate performance and returns to shareholders with the goal of aligning the executives with the interests and concerns of shareholders; competitive pay levels payable to the Company's executives, evaluated within industry and peer companies, that create proper incentives to enhance shareholder value; reward superior competency and performance, consistent with the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company's principal competitors.

     The Company's executive compensation program generally consists of base salary and annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed annually. To align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of the Company's Class A Common Stock. The amount of such awards, if any, is determined one or more times each year by the Compensation Committee and/or the Board of Directors. In making such awards, the Board or Committee may take into account various factors in determining the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

     The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee reviews salary recommendations for the Company's executives and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations are based on evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading the Company. The Compensation Committee believes that, generally, such salaries have been commensurate with those paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

     Bonuses paid during the last completed fiscal year were made pursuant to employment agreements existing prior to that time. Future bonuses will be determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

     Stock options represent a substantial portion of compensation for the Company's executive officers, other than the Chief Executive Officer. Outstanding stock options have been granted at the prevailing market price on the date of grant. The outstanding options of certain employees, who are not executive officers, were repriced during fiscal 1998 to the prevailing market price on the date of repricing. Generally, grants vest in equal amounts over a period of five years (although certain grants may vest either immediately or over a shorter period) and executives generally must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

     For the last completed fiscal year, the compensation of Steve Bostic, the Company's President and Chief Executive Officer, was set by the Compensation Committee at $250,000, plus a bonus to be determined in the discretion of the Board of Directors. The Board of Directors elected not to grant a bonus to Mr. Bostic.

     In approving the compensation paid to Mr. Bostic, the Compensation Committee considered the following factors:

     (i) the reasonableness of Mr. Bostic's salary in amount relative to the chief executive officers of similarly placed public companies; and
     (ii) the fact that Mr. Bostic was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the Common Stock of the Company.

     With respect to the other executive officers of the Company, the Compensation Committee considered the compensation levels to be commensurate with those of similarly positioned executives in similar companies.

     The Compensation Committee evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                            Gaylen D. Kemp, Chair
                                            J. Robert Fitzgerald
                                            Gerald Tellefsen

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Market Index and an index of peer companies selected by the Company on the basis of having similar business formats as the Company (the "Education Peer Group") during the approximately 15-month period from September 23, 1997 (the effective date of the Company's initial public offering) through December 31, 1998. The Education Peer Group is composed of the following companies: Apollo Group, Inc., Computer Learning Systems, Inc., DeVry, Inc., Education Management Corp., Quest Educational Corp., ITT Educational Services, Inc., Strayer Education, Inc. and Sylvan Learning Systems, Inc. In developing the Education Peer Group index, the returns of all the companies in such index were weighted according to stock market capitalization at the beginning of the period. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on September 23, 1997 and that all dividends paid by the companies in each index were reinvested.

                             [GRAPH APPEARS HERE]


                               September 23,  November 30,  February 28,  May 31,  December 31,
                                   1997           1997          1998       1998        1998
                               -------------  ------------  ------------  -------  ------------
EduTrek International, Inc.....    $100.00       $166.96       $157.14     $191.07     $ 41.07
Nasdaq Market Index............    $100.00       $ 95.38       $105.80     $105.41     $131.80
Education Peer Group...........    $100.00       $104.59       $118.72     $122.64     $140.35

                                AGENDA ITEM TWO
                               PROPOSAL TO ADOPT
                          EMPLOYEE STOCK PURCHASE PLAN

General

    On April 13, 1999, the Board of Directors of the Company adopted the EduTrek International, Inc. 1999 Employee Stock Purchase Plan (the "Plan") for the benefit of the employees of the Company. Reference is hereby made to the Plan which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The description contained herein is subject to and qualified by the terms of the Plan contained in Appendix A.

    The Board of Directors believes it is in the best interest of the Company and its employees to implement the Plan and recommends shareholders vote FOR approval of the Plan. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is necessary for approval of the Plan.

    The Company estimates that there are approximately 350 persons eligible to participate in the Plan.

Description of the Plan

    The Plan provides for the sale of not more than 500,000 shares of Common Stock to Eligible Employees of the Company (see "Certain Important Definitions") pursuant to one or more offerings under the Plan.

    The purpose of the Plan is to encourage and enable Eligible Employees of the Company and any of its subsidiaries (within the meaning of Code Section 424(f)) to acquire a proprietary interest in the Company through the ownership of Common Stock. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). No employee is required to participate in the Plan.

    From time to time the Company will commence offerings under the Plan and Eligible Employees may become participants under the Plan by electing to participate in the Plan (as provided thereunder) during subscription periods designated by the Board of Directors, which administers the Plan. Eligible Employees may elect to purchase shares through payroll deductions.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

    Effective Date.  The Effective Date of the Plan is April 13, 1999, the date
    --------------
the Plan was adopted by the Board of Directors. The Plan must be approved by the Company's shareholders within 12 months of the date of adoption by the Board of Directors.

    Certain Important Definitions.  Following are certain key definitions:
    -----------------------------

    "BASE PAY" means, with respect to any Eligible Employee, regular base or straight time earnings, not including review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically included by the Board of Directors (subject to compliance with the requirements of the Plan).

    "ELIGIBLE EMPLOYEE" means a person regularly employed by the Company or a subsidiary who has been employed by the Company or a subsidiary for at least one year on the effective date of any offering of stock pursuant to the Plan; provided, however, that employees whose customary employment is less than 20 hours per week or is for not more than five months in any calendar year shall not be considered Eligible Employees.

    "EXERCISE DATE" means the termination date of the applicable Offer Period.

    "GRANT DATE" means the commencement date of the applicable Offer Period.

    "OFFER PERIOD" means, with respect to any offering of stock under the Plan, the six-month period specified by the Board during which such offering is effective and outstanding.

    "OPTIONS" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under the Plan and pursuant to such employees' elections to participate in the offering.

    Shares Reserved for the Plan.  The shares of Common Stock to be sold to
    ----------------------------
Eligible Employees under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock to be reserved and made available for sale under the Plan shall be 500,000. The shares may be issued and sold pursuant to one or more offerings under the Plan.

    In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase, in each case, in order to properly reflect the change in the capitalization of the Company.

    Administration of the Plan.  The Plan shall be administered by the Board of
    --------------------------
Directors of the Company, although the Board may delegate its authority to a committee of the Board. The Board is vested with full authority to make, administer and interpret such rules and regulations regarding the Plan as it deems advisable to administer the Plan in accordance with the requirements of Code Section 423. Any determination, decision or action of the Board in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all participants and any and all persons claiming under or through any participant.

    Offerings.  There will be eleven separate consecutive six-month offerings
    ---------
pursuant to the Plan. The first offering will commence on June 1, 1999. Thereafter, offerings shall commence on each subsequent June 1 and January 1, and the final offering will commence on June 1, 2004 and terminate on December 31, 2004. Participation in any offering under the Plan shall neither limit nor require participation in any other offering. No more than one offering will be in effect at any time.

    Participation in the Plan.  Options to purchase the Company's stock under
    -------------------------
the Plan shall be granted only to Eligible Employees. Options to purchase Common Stock shall be granted to all Eligible Employees of the Company who have elected to participate in an offering as provided under the Plan. With respect to any offering under the Plan, each participating Eligible Employee shall have the same rights and privileges. The use of Base Pay (which varies among Eligible Employees) as the basis for determining the number of shares for which an Eligible Employee may be granted an option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Base Pay as a payroll deduction.

    An Eligible Employee may become a participant by completing the form provided by the Company for such purpose in connection with the applicable offering and filing it with the plan administrator (or such other person as may be designated by the Company on such form) prior to the commencement date of the applicable offering and in accordance with instructions provided by the Company.

    Purchase Price.  The Purchase Price for shares of Common Stock purchased
    --------------
pursuant to the Plan will be the lesser of (a) an amount equal to 85% of the fair market value of the Common Stock on the Grant Date, or if no shares were traded on that day, on the last day prior thereto on which shares were traded, or (b) an amount equal to 85% of the fair market value of the Common Stock on the Exercise Date, or if no shares were traded on that day, on the last day prior thereto on which shares were traded. On April 12, 1999, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $6.625 per share.

    Payroll Deductions.  An Eligible Employee shall specify an amount to be
    ------------------
deducted from his pay which in the aggregate is not less than 2% and not more than 10% of his Base Pay during the applicable Offer Period. Deductions will be made from such employee's pay in equal (or as nearly equal as is practicable) installments on each payday during the time such employee is a participant in the offering. Payroll deductions will commence on the commencement date of the offering and shall end on the termination date of the offering unless sooner terminated by the employee as provided under the Plan.

    Payroll deductions shall be credited to each participant's account under the Plan. A participant may not make separate cash payments into his account with respect to such offering.

    Grants of Options.  Subsequent to the receipt by the Company of the
    -----------------
election forms from all Eligible Employees electing to participate in an offering, each Eligible Employee participating in the offering shall be granted an option to purchase a fixed maximum number of shares determined as follows:

    1. There shall be determined the aggregate amount which would be withheld from the Eligible Employee's pay during the applicable Offer Period (assuming for this purpose that the rate of Base Pay in effect for such Eligible Employee on the commencement date of the offering remains applicable throughout the offering) in accordance with such employee's authorization for payroll deduction;

    2. There shall be determined the figure which represents 85% of the fair market value of the Common Stock on the Grant Date; and

    3. The figure determined in step 1 shall be divided by the figure determined in step 2 and rounded off to the nearest whole number.

    In the event that the total maximum number of shares which Eligible Employees desire to purchase in any applicable offering exceeds the number of shares offered by the Company in such offering, the Company shall reduce the maximum number of shares for which Eligible Employees may be granted options by allotting the shares available on a pro rata basis and shall grant options to purchase only for the reduced number of shares. In that event, payroll deductions shall be reduced accordingly and the Company will give written notice of such reduction to each employee affected.

    Subject to the limitations described below, on the Grant Date each participating Eligible Employee shall be granted an option to purchase the number of shares as determined above. Notice that an option has been granted shall be given to each participating employee and such notice shall show the maximum number of shares subject to the option and the amount, if any, to be deducted from the employee's pay for each payroll period during the offering.

    Shares included in any offering in excess of the total number of shares for which options are granted and all shares with respect to which options granted are not exercised shall continue to be reserved for issuance under the Plan and shall be available for inclusion in any subsequent offering.

    Limitations on Number of Options which may be Granted and Shares which may
    --------------------------------------------------------------------------
be Purchased.  No Eligible Employee may purchase shares under any one offering
------------
for an aggregate purchase price in excess of 10% of his Base Pay.

    No employee may be granted an option under the Plan if such employee, immediately after an option is granted, owns common stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or a subsidiary of the Company. The determination of stock ownership shall be made in accordance with Section 424(d) of the Code, and stock which an employee may purchase under all outstanding options (whether or not issued under the Plan) shall be treated as stock owned by the employee.

    In addition, no Eligible Employee shall be granted an option to purchase shares under the Plan which permits the employee rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of such shares (determined at the time such option is granted) for each calendar year in which any such option is outstanding at any time.

    Exercise of Option.  Unless a participant who has authorized payroll
    ------------------
deductions with respect to an offering gives written notice to the Company as described below, his option to purchase shares with payroll deductions will be exercised automatically for him on the termination date of the offering for the purchase of the number of whole shares subject to such participant's option which the accumulated payroll deductions in his account at that time will purchase at the applicable option price.

    An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions as soon as practicable thereafter.

    Delivery.  Promptly following the end of each offering, the number of
    --------
shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker"). The participant may direct, by written notice to the Company at the time of enrollment of the Plan, that the ESPP Broker account shall established of the name of the participant and one other person or entity designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

    Termination of Employment.  Upon termination of a participant's employment
    -------------------------
for any reason, including death or retirement, the balance in the account of a participating employee shall be paid to the employee or the employee's estate.

    Interest.  No interest will be paid on any money in the accounts of
    --------
participating employees.

    Rights as a Shareholder.  An Eligible Employee shall have no rights as a
    -----------------------
shareholder with respect to shares of Common Stock subject to an option under the Plan until the option has been exercised in accordance with the terms of the Plan.

    Options Not Transferable.  No employee shall be permitted to sell, assign,
    ------------------------
transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee or any claim is asserted by any other party in respect of such right in interest whether by garnishment, levy attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with the Plan. Any option granted under the Plan shall, during the lifetime of the Eligible Employee to whom the option was granted, be exercisable only by that Eligible Employee.

    Governmental Approvals or Consents.  The Board of Directors of the Company
    ----------------------------------
may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

    Amendment or Discontinuance of the Plan.  The Board shall have the right to
    ---------------------------------------
amend, modify or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under the Plan may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in the Plan, increase above 500,000 shares the total number of shares to be offered or change the designation of corporations whose employees may be offered options under the Plan unless shareholder approval is obtained therefor.

    Limitations on Resale of Common Stock.  The Plan contains no provisions
    -------------------------------------
restricting the resale of Common Stock purchased pursuant to exercise of options granted under the Plan. However, unfavorable tax consequences may result if a participant resells shares acquired upon the exercise of an option during the holding periods prescribed by federal income tax laws. See "Federal Income Tax Consequences."

    Affiliates of the Company who purchase shares under the Plan will be restricted in the resale of such securities to transactions which satisfy all of the conditions of Rule 144 under the Securities Act of 1933, as amended (except that no holding period specified in that rule will be applicable to shares purchased under the Plan).

Federal Income Tax Consequences

    All Options to be granted under the Plan are intended to constitute Options granted pursuant to an "employee stock purchase plan" under Section 423 of the Code.

    Under the provisions of Section 423 of the Code, neither the holder of an option granted pursuant to the plan (an "Option") nor the Company will recognize income, gain, deduction or loss upon the grant of such Option or the purchase of Common Stock pursuant to the exercise of such Option. An optionee generally will be taxed only when the Common Stock acquired upon exercise of his Option is sold or otherwise disposed of in a taxable transaction or the optionee dies while still owning such Common Stock.

    If the optionee sells or disposes of the shares of Common Stock prior to two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, the optionee will recognize ordinary income in the year of such sale or disposition in an amount equal to the difference between the Option exercise price and the fair market value of such shares on the Exercise Date (whether or not that amount of ordinary income is more than the total amount of gain which would otherwise be recognized on such sale or disposition). The optionee's tax basis in the shares will be increased by the amount of ordinary income recognized on such sale or disposition and the Company generally will be allowed a deduction in that amount. The difference between the optionee's increased basis in such shares and the amount realized by such optionee on the sale or disposition will constitute a capital gain or loss (which will be long-term capital gain or loss if such shares were held by such optionee for more than one year).

    If the optionee holds the shares until after the expiration of two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, in the event of a sale or disposition of such stock, or in the event of the death of the optionee while owning such Common Stock (whether or not such Common Stock has been held until the expiration of such period), the optionee will recognize ordinary income in the year of such death or such sale or disposition, whichever is applicable, in an amount equal to the lesser of (i) the excess of the fair market value of such Common Stock at the time of such death or such sale or disposition over the Option exercise price for such stock, or (ii) the excess of the fair market value of such stock at the time the Option was granted over such Option exercise price. In the case of such a sale or disposition by the optionee (but not in the case of the death of such optionee), the optionee's tax basis in such Common Stock at the time of such sale or distribution will be increased by the amount of ordinary income so realized by the optionee. Any amount realized by such optionee on such sale or disposition in excess of such increased basis will be treated as long-term capital gain.

    All amounts withheld by the Company as payroll deductions authorized under the Plan are taxable to the participant and deductible by the Company as ordinary compensation and will have been subject to federal and state income tax and social security tax withholding.

    The Plan is not qualified under Section 401(a) of the Code.

    The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Each employee should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Plan.

    The approval of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is necessary to approve the adoption of the Employee Stock Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1998 and has been appointed by the Board of Directors to continue in that capacity in fiscal 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.


             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

    Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1998 Annual Report to Shareholders that accompanies this proxy statement. The Company's Transition Report on Form 10-K for the seven-month period ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Douglas C. Chait, at the offices of the Company, 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia 30328. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS

    Any proposal of shareholders intended to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than January 1, 2000, directed to the attention of the Corporate Secretary, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proxies solicited by the Company for the 2000 Annual Meeting may confer discretionary authority to vote on proposals submitted after March 17, 2000 without a description of them in the proxy materials for that meeting. Any shareholder proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Company's bylaws. A Copy of the Company's bylaws may be obtained by writing to the Corporate Secretary.

                                 OTHER MATTERS

    Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                               By Order of the Board of Directors

                               /s/ Douglas C. Chait

                               Douglas C. Chait
                               Secretary
Atlanta, Georgia
April 30, 1999

                                  APPENDIX "A"

                          EDUTREK INTERNATIONAL, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    EduTrek International, Inc. (the "Company") does hereby establish its 1999 Employee Stock Purchase Plan as follows:

    1. Purpose of the Plan. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

    2.  Definitions.

        2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board"); provided that any such specific inclusion by the Board shall be consistent with the provisions of Section 8.3 hereof.

        2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

        2.3  "Subsidiary" shall mean a subsidiary corporation as defined in Code
Section 424(f).

    3. Employees Eligible to Participate. Any employee of the Company or any of its Subsidiaries who is in the employ of the Company or a Subsidiary on an offering commencement date is eligible to participate in that offering, except
(a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

    4.  Offerings.  There will be eleven separate consecutive six-month
offerings pursuant to the Plan.   The first offering shall commence on July 1,
1999 and shall end on December 31, 1998. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on July 1, 2004 and terminate on December 31, 2004.
Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

    5. Price. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering or, in each case, if no shares of the stock were traded on that day, on the last day prior thereto on which shares of the stock were traded. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

    6. Offering Date. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date if such commencement date is not a regular business day. A different date may be set by resolution of the Board prior to the commencement of the applicable offering.

    7. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 500,000 shares. The shares to be sold to participants under the Plan will be Common Stock Class A of the Company and may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby. All shares of stock for which options granted hereunder expire unexercised shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

    8.  Participation.

        8.1 Options to purchase the Company's stock under the Plan shall be granted only to employees who are eligible to participate in the Plan in accordance with Section 3 hereof. An eligible employee may become a participant by completing an Enrollment Agreement for the applicable offering provided by the Company and filing it with Human Resources prior to the commencement date of the offering to which it relates.

        8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

        8.3 With respect to any offering hereunder, each participating eligible employee shall have the same rights and privileges subject to the limitations set forth in Section 21 hereof; provided, that the use of base pay (which varies among eligible employees) as the basis for determining the number of shares for which an eligible employee may be granted an option shall not be construed to create a difference in such rights and privileges so long as each eligible employee has the right to elect the same percentage of his base pay as a payroll deduction under Section 9.1 hereof.

    9.  Payroll Deductions.

        9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in the applicable offering at the rate of 2%, 4%, 6%, 8%, or 10% of his base pay during the applicable offering period.

        9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

        9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

    10.  Granting of Option.  Subject to the limitations set forth below in this
Section 10 or in Section 21, on the applicable offering date each eligible employee participating in an offering shall be granted an option to purchase a fixed maximum number of shares determined by the following procedure:

    Step 1 - Determine (a) the aggregate amount which would be withheld from the eligible employee's pay during the applicable offering (assuming for this purpose that the rate of base pay in effect for such eligible employee on such offering date remains applicable throughout the offering) in accordance with such eligible employee's authorization for a payroll deduction;

    Step 2 - Determine the figure which represents 85% of the fair market value of a share of the Company's stock on the offering date as provided in Section 5 hereof;

    Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2 and round off the quotient to the nearest whole number. Subject to the limitations set forth herein, this final figure shall be the fixed maximum number of shares for which the eligible employee shall be granted an option to purchase under the applicable offering.

    11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price. No option granted hereunder may be exercised after the end of the offering period with respect to which such option was granted.

    12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

    13. Evidence of Stock Ownership.

        13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

        13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

        13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

        13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

    14. Withdrawal.

        14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

        14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the employee may not re-enter the Plan before the beginning of the second offering following his withdrawal.

    15. Refund of Account Balance. At the termination of each offering, the balance, if any, of each employee's account remaining after the payment of the exercise price for options exercised as provided herein shall be refunded to him.

    16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

    17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14. Any option granted hereunder shall, during the lifetime of the eligible employee to whom such option was granted, be exercisable only by such eligible employee.

    18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate. Determinations with respect to the employment status of any employee for purposes of the Plan shall be made in accordance with the provisions of Treas. Reg. (S)1.421-7(h)

    19. Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 500,000 shares the total number of shares to be offered or change the designation of corporations whose employees may be offered options under the Plan unless shareholder approval is obtained therefor within 12 months of such amendment.

    20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase, in each case, in order to properly reflect the change in the capitalization of the Company.

    21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares under the Plan if such employee, immediately after the grant of such option, owns shares (including all shares which may be purchased under outstanding options, whether or not issued under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or a Subsidiary. For the foregoing purposes the rules of Code Section 424(d) shall apply in determining share ownership. In addition, no employee shall be granted an option to purchase shares under the Plan which permits his rights to purchase shares under all "employee stock purchase plans" of the Company and its Subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which any such option is outstanding at any time.

    22. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan in accordance with the requirements of Code Section 423 and Section 8.3 hereof, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

    23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Human Resources of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

        24.1  December 31, 2004;

        24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

        24.3  The date the Board acts to terminate the Plan in accordance with
Section 19 above.

        24.4 The date when all shares reserved under the Plan have been purchased.

        24.5 The date which is twelve months after the date of adoption of the Plan by the Board if the shareholders of the Company have not before then approved the Plan.

    25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

    26. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

                          EDUTREK INTERNATIONAL, INC.
                          6600 Peachtree-Dunwoody Road
                                Embassy Row 500
                             Atlanta, Georgia 30328
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.
  The undersigned hereby appoints Steve Bostic and Daniel D. Moore, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of EDUTREK INTERNATIONAL, INC. to be held on Thursday, June 10, 1999 at 10:00 a.m. at the Company's offices, 6600 Peachtree-Dunwoody Road, Embassy Row 500, Atlanta, Georgia, and any adjournment or postponement thereof:
1. To elect eight (8) directors until the next annual meeting of shareholders and until their successors are elected and have qualified.

[_] FOR all nominees listed below (except as      [_] WITHOLD AUTHORITY to vote
    marked to the contrary below)                     for all nominees
                                                      listed below

   STEVE BOSTIC, PAUL D. BECKHAM, FRED C. DAVISON, J. ROBERT FITZGERALD, RONALD
P. HOGAN, A. REZA JAFARI, GAYLEN D. KEMP, GERALD TELLEFSEN

   INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. To approve the adoption of the EduTrek International, Inc. Employee Stock Purchase Plan.
                         [_] FOR [_] AGAINST [_] ABSTAIN

3. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.
                    (continued and to be signed on reverse)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                           Please date and sign this Proxy
                                           exactly as name(s) appears on the
                                           mailing label.

                                           ------------------------------------

                                           ------------------------------------

                                           Printed Name(s): ___________________

                                           NOTE: When signing as an attorney,
                                           trustee, executor, administrator or
                                           guardian, please give your title as
                                           such. If a corporation or
                                           partnership, give full name by
                                           authorized officer. In the case of
                                           joint tenants, each joint owner
                                           must sign.

                                           Dated: _____________________________